EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Support.com, Inc.
Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 333-106276, 333-116602, 333-48726, 333-96623, 333-65964, 333-127299, 333-136408, 333-141383, 333-158541, 333-172230, 333-173802, 333-194426, 333-196118, 333-208545 and 333-213505) pertaining to the Support.com, Inc. Amended and Restated 1998 Stock Option Plan, the Support.com, Inc. 2000 Omnibus Equity Incentive Plan, the Support.com, Inc. 2010 Equity and Performance Incentive Plan (as Amended and Restated), the Support.com, Inc. 2011 Employee Stock Purchase Plan and the Support.com, Inc. 2014 Inducement Award Plan of our reports dated March 22, 2018, relating to the consolidated financial statements as of December 31, 2017 and for the year ended December 31, 2017, which appear in this form 10-K.

/s/ EKS&H LLLP

San Francisco, California
March 22, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Support.com, Inc.
Sunnyvale, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-106276, 333-116602, 333-48726, 333-96623, 333-65964, 333-127299, 333-136408, 333-141383, 333-158541, 333-172230, 333-173802, 333-194426, 333-196118, 333-208545, and 333-213505) pertaining to the Support.com, Inc. Amended and Restated 1998 Stock Option Plan, the Support.com, Inc. 2000 Omnibus Equity Incentive Plan, the Support.com, Inc. 2010 Equity and Performance Incentive Plan (as Amended and Restated), the Support.com, Inc. 2011 Employee Stock Purchase Plan and the Support.com, Inc. 2014 Inducement Award Plan of our report dated March 6, 2017, relating to the consolidated financial statements as of December 31, 2016 and for the year ended December 31, 2016, which appear in this form 10-K.

/s/ BDO USA, LLP

San Jose, California
March 22, 2018